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                                                                    EXHIBIT 99.8

 [NRG LOGO]
                                                                            NEWS
                                                                         RELEASE

FOR IMMEDIATE RELEASE

NRG ENERGY REPORTS SECOND QUARTER EARNINGS OF 25 CENTS PER SHARE
FOR THE SECOND QUARTER 2001

HIGHLIGHTS:

o Earnings per share of $0.44 increased 26 percent in the first six months of 2001 compared to the first six months of 2000.

o Earnings per share for the second quarter 2001 were $0.25, compared to prior estimates of $0.21 to $0.22. Earnings per share for the second quarter of 2000 were $0.28.

o Net income for the first six months of 2001 increased 61 percent to $84.3 million from $52.3 million in the first six months of 2000.

o Total revenues for the six months ended June 30, 2001, increased 62 percent to $1.37 billion, versus $845.0 million in the previous comparable period.

o Net megawatt (MW) ownership increased 58 percent to 21,612 MW in operation and construction as of June 30, 2001, versus 13,637 MW at the end of June 2000.

MINNEAPOLIS (July 25, 2001) - NRG Energy, Inc. (NYSE: NRG) today reported record net income and earnings per share for the six-month period ending June 30, 2001. Earnings per share increased 26 percent to $0.44 for the six months from $0.35 in 2000. Earnings per share for the second quarter of 2001 were $0.25 versus $0.28 in the second quarter of 2000. Net income increased 61 percent to $84.3 million year-to-date 2001 compared to $52.3 million during the previous comparable period. Total revenues grew to $1.37 billion for the six-month period from $845.0 million in 2000, an increase of 62 percent.

"NRG's strong results overall for the first two quarters of 2001 keep us on track to meet our aggressive growth and financial objectives for this year and we remain comfortable with earnings guidance for the year of $1.35 per share," said David H. Peterson, chairman, president and chief executive officer. "NRG continues to deliver for our shareholders by expanding our highly diversified and well-positioned business platform in attractive markets in the United States and in select markets internationally."

Peterson went on to say, "We are focused on creating value for NRG shareholders through our strong acquisition program, continuing success in augmenting returns through our outstanding power marketing area, a construction program that will bring more than 6,600 MW of efficient and environmentally responsible generating capacity online by the end of 2003, and NRG's world-class development efforts leveraged through strategic relationships."

During the second quarter, NRG closed on the following projects that have achieved commercial operation:


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
PROJECT NAME                        NET MW INCREASE           LOCATION
Indian River, Vienna, etc.          1,081                     Del., Penn., and Md., USA
Audrain                               640                     Missouri, USA
Csepel, Schkopau & MIBRAG             748                     Germany and Hungary
COBEE & Bulo Bulo                     135                     Bolivia
Chowchilla II                          49                     California, USA

In addition to acquisitions and development, NRG's evolving power marketing operation is proving to be a competitive strength. NRG has one of the industry's most diversified generation portfolios. This diversity, in terms of geographic markets, fuels and dispatch profiles, allows NRG to follow the electric load in a given market.

NRG's strategy is to maximize returns and minimize risks in uncertain markets through its diverse portfolio and not to depend on any single fuel, technology, or market to generate its return and growth requirements. The company also manages risk through the prudent use of long-term power sales and fuel-purchase contracts to lock in margins.

"NRG benefits from the diversity of our portfolio in a number of ways," said Peterson. "NRG has enjoyed the earnings upside from significant coal-fired generating assets during periods of high natural gas prices. NRG also has about 20 percent of our assets located in select overseas markets. We are careful, experienced developers and operators of generation facilities and will continue to close well-structured transactions overseas as an important adjunct to our earnings diversity."

Other events of note occurring in the second quarter of 2001 include an NRG debt offering of $690 million in senior notes, comprised of $350 million of 7.75 percent notes due 2011 and $340 million of 8.625 percent notes due 2031. In May, NRG also closed on a $2 billion construction/acquisition revolver that is an innovative piece of NRG's overall financing strategy.

NRG is a leading global energy company engaged primarily in the acquisition, development, construction, ownership and operation of power generating facilities. The company's operations utilize such diverse fuel sources as natural gas, oil, coal and coal seam methane, biomass, landfill gas, refuse-derived fuel, and hydro.

The second quarter 2001 earnings conference call is scheduled for 1:00 p.m. (Eastern) on Wednesday, July 25, 2001. You may access the live conference call by calling (800) 553-0349 in the United States or (612) 288-0318 outside the U.S. The conference call will be simulcast over the Internet and can be accessed through the Investor Relations area of NRG Energy's web site at www.nrgenergy.com. A replay of the conference call will be available after 4:30 p.m. (Eastern) by calling (800) 475-6701 in the United States or (320) 365-3844 outside the United States with an access code of 549077.

The information in this news release includes forward-looking statements in addition to historical information. Forward-looking statements above include, but are not limited to, expected earnings and future growth and financial performance. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, factors affecting power generation operations such as unusual weather conditions, unscheduled generator outages, unanticipated changes in fuel costs or availability and environmental incidents; changes in government regulation or the implementation of government regulations, including pending changes within or outside of California as a result of the California energy crisis, which could result in NRG's failure to obtain regulatory approvals required to close project acquisitions, and which could adversely affect the continued deregulation of the electric industry; unanticipated developments in the California energy market, including defaults on amounts due and adverse results in current or future litigation; risks associated with the timely completion of development projects,


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including obtaining competitive contracts and construction delays; and factors affecting the availability or cost of capital, such as changes in interest rates and market perceptions of the power generation industry, NRG or any of its subsidiaries.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review NRG's filings with the Securities and Exchange Commission.


        MORE INFORMATION ON NRG ENERGY IS AVAILABLE AT www.nrgenergy.com.


CONTACT:          Meredith C. Moore                  Rick Huckle
                  Media Relations                    Investor Relations
                  612.373.8892                       612.313.8900



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
CONSOLIDATED STATEMENTS OF INCOME
NRG ENERGY, INC. AND SUBSIDIARIES
(UNAUDITED)
                                                                      Three Months Ended            Six Months Ended
                                                                           June 30,                     June 30,
(In thousands, except per share amounts)                             2001          2000           2001           2000
OPERATING REVENUES AND EQUITY EARNINGS
      Revenues from wholly-owned operations                      $   661,302    $   473,836    $ 1,285,564    $   806,507
      Equity in earnings of unconsolidated affiliates                 61,598         48,173         80,502         38,529
                                                                 -----------    -----------    -----------    -----------
            Total operating revenues and equity earnings             722,900        522,009      1,366,066        845,036
                                                                 -----------    -----------    -----------    -----------

OPERATING COSTS AND EXPENSES
      Cost of wholly-owned operations                                479,282        305,908        903,141        520,831
      Depreciation and amortization                                   45,600         30,865         83,692         50,852
      General, administrative, and development                        44,655         31,108         98,846         56,288
                                                                 -----------    -----------    -----------    -----------
            Total operating costs and expenses                       569,537        367,881      1,085,679        627,971
                                                                 -----------    -----------    -----------    -----------
OPERATING INCOME                                                     153,363        154,128        280,387        217,065
                                                                 -----------    -----------    -----------    -----------
OTHER INCOME (EXPENSE)
      Minority interest in earnings of consolidated subsidiary        (2,599)        (2,283)        (4,658)        (4,081)
      Other income, net                                               11,863             34         13,945          1,565
      Interest expense                                              (105,767)       (81,858)      (192,759)      (134,175)
                                                                 -----------    -----------    -----------    -----------
            Total other expense                                      (96,503)       (84,107)      (183,472)      (136,691)
                                                                 -----------    -----------    -----------    -----------
INCOME BEFORE INCOME TAXES                                            56,860         70,021         96,915         80,374
                                                                 -----------    -----------    -----------    -----------
INCOME TAX EXPENSE                                                     7,746         26,440         12,623         28,047
                                                                 -----------    -----------    -----------    -----------
NET INCOME                                                       $    49,114         43,581    $    84,292    $    52,327
                                                                 -----------    -----------    -----------    -----------

Weighted Average Number of Common Shares Outstanding - Basic         198,515        155,529        191,261        151,567

Earnings per Weighted Average Common Share - Basic               $      0.25    $      0.28    $      0.44    $      0.35

Weighted Average Number of Common Shares Outstanding - Diluted       200,277        156,191        193,994        151,898

Earnings per Weighted Average Common Share - Diluted             $      0.25    $      0.28    $      0.43    $      0.34

See notes to consolidated financial statements.

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CONSOLIDATED BALANCE SHEET
NRG ENERGY, INC. AND SUBSIDIARIES

                                                    JUNE 30,       DECEMBER 31,
(In thousands)                                        2001            2000
--------------                                    ------------    ------------
ASSETS                                             (UNAUDITED)
CURRENT ASSETS
      Cash and cash equivalents                   $    226,552    $     95,243
      Restricted cash                                  157,243          12,135
      Accounts receivable-trade, less allowance
            for doubtful accounts                      375,251         360,075
      Accounts receivable-affiliates                   151,479              --
      Inventory                                        293,698         174,864
      Current portion of notes receivable               25,533             267
      Prepayments and other current assets             106,422          30,074
                                                  ------------    ------------
            Total current assets                     1,336,178         672,658
                                                  ------------    ------------
PROPERTY, PLANT AND EQUIPMENT, AT ORIGINAL COST
      In service                                     5,885,812       4,106,653
      Under construction                             1,968,610         206,992
                                                  ------------    ------------
          Total property, plant and equipment        7,854,422       4,313,645
      Less accumulated depreciation                   (343,361)       (271,977)
                                                  ------------    ------------
            Net property, plant and equipment        7,511,061       4,041,668
                                                  ------------    ------------
OTHER ASSETS
      Equity investments in affiliates               1,007,704         973,261
      Capitalized project costs                         46,301          10,262
      Notes receivable, less current portion           726,136          76,745
      Decommissioning fund investments                   4,000           3,863
      Intangible assets, net                            63,340          61,352
      Debt issuance costs, net                         102,745          48,773
      Other assets, net                                279,666          90,410
                                                  ------------    ------------
            Total other assets                       2,229,892       1,264,666
                                                  ------------    ------------
TOTAL ASSETS                                      $ 11,077,131    $  5,978,992
                                                  ============    ============

See notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEET
NRG ENERGY, INC. AND SUBSIDIARIES

                                                                             JUNE 30,       DECEMBER 31,
(In thousands)                                                                 2001            2000
--------------                                                             ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                       (UNAUDITED)
CURRENT LIABILITIES
     Current portion long-term debt                                        $    402,861    $    146,469
     Revolving line of credit                                                   396,900           8,000
     Revolving line of credit, non-recourse                                      35,000              --
     Corporate level, recourse debt                                             600,000              --
     Accounts payable-trade                                                     456,429         255,917
     Accounts payable-affiliate                                                      --           7,191
     Accrued income taxes                                                        53,208          43,870
     Accrued property and sales taxes                                            17,345          10,531
     Accrued salaries, benefits and related costs                                18,718          24,830
     Accrued interest                                                            88,192          51,962
     Other current liabilities                                                   81,271          14,220
                                                                           ------------    ------------

     Total current liabilities                                                2,149,924         562,990
                                                                           ------------    ------------
OTHER LIABILITIES
     Consolidated project-level, long-term, non-recourse debt                 3,595,984       2,146,953
     Corporate-level, long-term, recourse debt                                2,464,283       1,503,896
     Deferred income taxes                                                      368,479          55,642
     Postretirement and other benefit obligations                                74,962          83,098
     Other long-term obligations and deferred income                            329,095         149,640
     Minority interest                                                           44,908          14,685
                                                                           ------------    ------------
     Total liabilities                                                        9,027,635       4,516,904
                                                                           ------------    ------------
STOCKHOLDERS' EQUITY
      Class A - Common stock; $.01 par value; 250,000 shares authorized;
        147,605 shares issued and outstanding                                     1,476           1,476
      Common stock; $.01 par value; 550,000 shares authorized;
        50,928 shares issued and outstanding                                        509             324
      Additional paid-in capital                                             1, 714,001       1,233,833
      Retained earnings                                                         454,437         370,145
      Accumulated other comprehensive loss                                     (120,927)       (143,690)
                                                                           ------------    ------------
      Total Stockholders' Equity                                              2,049,496       1,462,088
COMMITMENTS AND CONTINGENCIES
                                                                           ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 11,077,131    $  5,978,992
                                                                           ============    ============


See notes to consolidated financial statements.